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                                                                     EXHIBIT 21


                     SUBSIDIARIES OF CONTINENTAL RESOURCES, INC.


1.   CONTINENTAL GAS, INC., an Oklahoma corporation
2.   CONTINENTAL CRUDE CO., an Oklahoma corporation